                                                                    EXHIBIT 23.2


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 and the related Prospectus pertaining to The Sherwin-Williams Company 2003 Stock Plan of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of The Sherwin-Williams Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                         /s/ Ernst & Young LLP
Cleveland, Ohio
November 11, 2002